UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2018

Rent-A-Center, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 801-1100

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joel M. Mussat resigned his position as Executive Vice President – Chief Operating Officer of Rent-A-Center, Inc. (the “Company”) effective as of February 22, 2018. Mr. Mussat’s resignation is a termination without “cause” pursuant to Section 3(a) of the executive transition agreement between Mr. Mussat and the Company. Accordingly, Mr. Mussat is entitled to certain payments and benefits including:

•	unpaid but earned cash compensation through February 22, 2018; and

•	one and one half times the sum of Mr. Mussat’s highest annual rate of salary during the previous 24 months.

The form of executive transition agreement to which Mr. Mussat is a party is filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

In addition, Mr. Mussat will comply for a period of two (2) years with certain post-employment covenants, including non-compete and confidentiality obligations, pursuant to the loyalty and confidentiality agreement between Mr. Mussat and the Company. The form of loyalty and confidentiality agreement to which Mr. Mussat is a party is filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

As part of the Company’s ongoing cost-savings initiatives, the position of Chief Operating Officer has been eliminated and Mr. Mussat’s direct reports will now report to Mitchell E. Fadel, Chief Executive Officer of the Company, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: February 28, 2018	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton Vice President — Assistant General Counsel and Secretary

3